Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES SECOND QUARTER 2012 RESULTS

NELSONVILLE, Ohio, July 24, 2012 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2012.

Second quarter 2012 net income was $0.2 million compared with $2.3 million in the second quarter of 2011 and diluted earnings per share were $0.03 compared to $0.30 during the same period last year. Second quarter net sales were $44.4 million versus net sales of $52.3 million a year ago.

On June 29, 2012, severe storms knocked out power to more than 660,000 homes and businesses in Ohio including Rocky Brand’s distribution center in Logan, OH. As a result of this power outage, Rocky Brands’ shipping capabilities were temporarily suspended which caused approximately $2.5 million of shipments to move from the second quarter into the third quarter. This had a negative impact of approximately $0.06 per share in the second quarter of 2012.

David Sharp, President and Chief Executive Officer, commented, “We faced a significant challenge at the end of the quarter with the shutdown of our distribution center. Our teams did a great job to ensure that all orders were shipped as soon as possible once power was restored early in July. Excluding the impact from this disruption, our business for the most part performed in-line with expectations however we did experience some softness in our hunting category. We believe this was primarily attributable to retailers buying closer to season and operating with leaner inventory positions compared with past years. Our work, western, and commercial military product lines continue to gain traction with the key retailers in their respective channels as new product introductions are resonating with our target consumers. Equally important, our balance sheet is in good shape with clean inventory levels and funded debt down 24% from a year ago.”

Second Quarter Review

Wholesale sales for the second quarter were $34.7 million compared to $40.8 million for the same period in 2011. The decrease is primarily the result of a reduction in sales in the hunting category as well as the temporary impact from the aforementioned power outage. The decrease in the hunting category is due to retailers buying closer to the season. Retail sales for the second quarter were $9.1 million compared to $10.9 million for the same period last year. Military segment sales for the second quarter were $0.6 million for both the second quarter of 2012 and 2011.

Gross margin in the second quarter of 2012 was $15.4 million, or 34.6% of sales compared to $20.6 million, or 39.4% for the same period last year. The decrease in gross margin was primarily due to an increase in product costs as a result of manufacturing variances in the Company’s production facility.

Selling, general and administrative (SG&A) expenses decreased 11.6% to $14.9 million or 33.5% of net sales, for the second quarter of 2012 compared to $16.9 million, or 32.2% of net sales a year ago. The $2.0 million decrease is primarily due to lower compensation expense, operating costs of our retail business, and lower advertising expenses.

Income from operations was $0.5 million, or 1.0% of net sales, compared to $3.8 million, or 7.2% of net sales, in the prior year period.

Interest expense decreased to $0.1 million for the second quarter of 2012 versus $0.3 million due to lower borrowings versus the same period a year ago.

The Company’s funded debt decreased 24.3% or $9.6 million to $29.9 million at June 30, 2012 versus $39.5 million at June 30, 2011.

Inventory at June 30, 2012 was $74.0 million compared with $74.4 million on the same date a year ago. On a year over year basis footwear units decreased 13.5%.

Conference Call Information

The Company’s conference call to review second quarter fiscal 2012 results will be broadcast live over the internet today, Tuesday, July 24, 2012 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Michelin® and Mossy Oak®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding new product introductions (paragraph 4). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2011 (filed February 28, 2012) and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 (filed April 25, 2012). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011	June 30, 2011
	Unaudited	Audited	Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$1,850,905	$3,650,291	$3,194,944
Trade receivables – net	36,729,487	45,008,793	41,965,418
Other receivables	760,596	946,686	770,106
Inventories	74,048,921	65,019,048	74,391,866
Income tax receivable	933,293	1,164,664	-
Deferred income taxes	1,154,040	1,154,040	1,218,101
Prepaid expenses	2,240,461	2,561,941	2,783,290
Total current assets	117,717,703	119,505,463	124,323,725
FIXED ASSETS – net	24,822,919	23,557,102	23,501,917
IDENTIFIED INTANGIBLES	30,490,861	30,493,107	30,504,268
OTHER ASSETS	436,525	510,293	931,133
TOTAL ASSETS	$173,468,008	$174,065,965	$179,261,043

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$10,740,705	$5,696,363	$13,000,426
Current maturities – long term debt	-	-	6,865
Accrued expenses:
Taxes - other	595,214	609,992	714,528
Income tax payable	-	-	836,171
Other	3,024,938	4,624,167	4,194,173
Total current liabilities	14,360,857	10,930,522	18,752,163

LONG TERM DEBT – less current maturities	29,909,957	35,000,000	39,517,005
DEFERRED INCOME TAXES	10,987,395	10,987,395	9,374,685
DEFERRED LIABILITIES	488,437	488,437	3,151,262

TOTAL LIABILITIES	55,746,646	57,406,354	70,795,115

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2012 - 7,503,568; December 31, 2011 - 7,489,995; June 30, 2011 - 7,489,995	69,694,770	69,572,270	69,546,028
Accumulated other comprehensive loss	-	-	(2,681,862)
Retained earnings	48,026,592	47,087,341	41,601,762

Total shareholders' equity	117,721,362	116,659,611	108,465,928

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$173,468,008	$174,065,965	$179,261,043

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

NET SALES	$44,408,358	$52,282,632	$97,734,276	$104,588,907

COST OF GOODS SOLD	29,056,731	31,665,304	64,360,568	64,705,634

GROSS MARGIN	15,351,627	20,617,328	33,373,708	39,883,273

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	14,893,727	16,853,029	31,635,785	35,082,380

INCOME FROM OPERATIONS	457,900	3,764,299	1,737,923	4,800,893

OTHER INCOME AND (EXPENSES):
Interest expense	(130,606)	(292,454)	(274,953)	(507,986)
Other – net	13,270	34,855	4,281	47,409
Total other - net	(117,336)	(257,599)	(270,672)	(460,577)

INCOME BEFORE INCOME TAXES	340,564	3,506,700	1,467,251	4,340,316

INCOME TAX EXPENSE	122,000	1,227,000	528,000	1,519,000

NET INCOME	$218,564	$2,279,700	$939,251	$2,821,316

INCOME PER SHARE
Basic	$0.03	$0.30	$0.13	$0.38
Diluted	$0.03	$0.30	$0.13	$0.38

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,503,568	7,489,995	7,503,419	7,483,259
Diluted	7,503,568	7,489,995	7,503,419	7,484,341